Exhibit 10(q)

CERTIFICATION OF AMENDMENTS TO THE
EXCESS BENEFIT PLAN OF JOHNSON & JOHNSON AND AFFILIATED COMPANIES

Effective as of January 1, 2015, the Excess Benefit Plan of Johnson & Johnson and Affiliated Companies (the “Plan”) is hereby amended to incorporate the amendments attached hereto.

Date: December 19, 2014

/s/ S. M. Podlogar______________
S.M. PODLOGAR
Vice President, Global Total Rewards and Performance
            Member, Pension & Benefits Committee

AMENDMENT TO THE
EXCESS BENEFIT PLAN OF JOHNSON & JOHNSON AND AFFILIATED COMPANIES
Effective January 1, 2015, the Excess Benefit Plan of Johnson & Johnson and Affiliated Companies (the “Plan”) is amended to insert the following new RVP Addendum at the end of the Plan:
RVP Addendum

1.
Excess RVP Benefit. Effective January 1, 2015, the Consolidated Retirement Plan of Johnson & Johnson (the “Qualified Plan”) was amended to adopt a new benefit formula, called the “retirement value” (“RVP”) formula. Notwithstanding any other provision of the Plan, the only benefit paid under this Plan with respect to benefits accrued under the RVP formula shall be the Excess RVP Benefit described in this RVP Addendum. With respect to such RVP benefits, the provisions of this RVP Addendum shall apply in lieu of Article II (Benefits), as modified with respect to time and form of payment by the 409A Addendum. All other provisions of the Plan, including the provisions of the 409A Addendum that are required to comply with Section 409A of the Code, shall continue to apply.

2.	Amount of Excess RVP Benefit. A participant’s Excess RVP Benefit under this Plan shall equal the excess, if any, of:

a.
The lump-sum amount calculated under the RVP formula set forth in Article 14 of the Qualified Plan, determined as of the payment date set forth in paragraph 3, below, and computed without regard to the limitations imposed by Sections 401(a)(17) and 415 and of the Internal Revenue Code of 1986, as amended (the “Code”), over

b.	The actual lump-sum amount payable under the RVP formula set forth in Article 14 of the Qualified Plan as of the same date.

3.
Time and Form of Payment of Excess RVP Benefit. Except as provided below in the event of death, a participant’s Excess RVP Benefit shall be paid in a lump sum on the first day of the seventh month after the participant’s Separation from Service (within the meaning of Treasury Regulations Section 1.409A-1(h) and other applicable rules under Section 409A of the Code).

4.
Death. If a participant dies before the payment date prescribed by paragraph 3, above, an Excess RVP Benefit (calculated by applying the formula in paragraph 2, above, to the death benefit payable under the Qualified Plan) shall be paid to his beneficiary in a lump sum as of the first day of the month on or after the participant’s death.